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                                                                    Exhibit 5.1



           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                April 20, 2001



Huntsman International LLC
  Eurofuels LLC
  Eurostar Industries LLC
  Huntsman EA Holdings LLC
  Huntsman International Financial LLC
  Huntsman Propylene Oxide Holdings LLC
  Huntsman Texas Holdings LLC
  Huntsman Ethyleneamines Ltd.
  Huntsman International Fuels, L.P.
  Huntsman Propylene Oxide Ltd.
  Tioxide Group
  Tioxide Americas Inc.
500 Huntsman Way
Salt Lake City, Utah 84108

     Re: Huntsman International LLC, Eurofuels LLC, Eurostar Industries LLC, Huntsman EA Holdings LLC, Huntsman International Financial LLC, Huntsman Propylene Oxide Holdings LLC, Huntsman Texas Holdings LLC, Huntsman Ethyleneamines Ltd., Huntsman International Fuels, L.P., Huntsman Propylene Oxide Ltd., Tioxide Group and Tioxide Americas Inc. Registration Statement on Form S-4 (File Nos. 333-58578, 333-58578-01 through 333-58578-11)


Ladies and Gentlemen:

     We have acted as special counsel to Huntsman International LLC, a Delaware limited liability company (the "Company") and the Guarantors (as defined below) in connection with the public offering of 200,000,000 aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2009 (the "Exchange Notes"), that are
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Huntsman International LLC
April 20, 2001
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unconditionally guaranteed on a senior subordinated basis (the "Guarantees") by the guarantors listed on Schedule I hereto (the "Delaware Guarantors"), the guarantors listed on Schedule II hereto (the "Texas Guarantors"), Tioxide Group, a private company with unlimited liability incorporated under the laws of England and Wales ("Group"), and Tioxide Americas Inc., a Cayman Islands company ("Americas" and, together with the Delaware Guarantors, the Texas Guarantors and Group, the "Guarantors"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for like principal amounts of the issued and outstanding 10% Senior Subordinated Notes due 2009 of the Company (the "Original Notes") under an Indenture, dated as of March 13, 2001 (the "Indenture"), by and among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), as contemplated by the Exchange and Registration Rights Agreement, dated as of March 13, 2001 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Deutsche Bank AG London, Salomon Brothers International Limited, J.P. Morgan Securities Ltd. and ABN AMRO Bank N.V.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File Nos. 333-58578, 333-58578-01 through 333-58578-11)
as filed with the Securities and Exchange Commission (the "Commission") under the Act on April 9, 2001, as amended (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Certificate of Formation of each of the Company and the Delaware Guarantors and the Certificate of Limited Partnership of each of the Texas Guarantors; (v) the Limited Liability Company Agreement of each of the Company and the Delaware Guarantors and the Articles of Limited Partnership of each of the Texas Guarantors, in each case, as currently in effect; (vi) certain resolutions of the Board of Managers of the Company relating to the Registration Rights Agreement, the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters; (vii) certain resolutions of the Board of Managers of each of the Delaware Guarantors and the General Partner of each of the Texas Guarantors relating to the Registration Rights Agreement, the Exchange Offer, the issuance of the Guarantees by the Guarantors, the Indenture and related matters; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (ix) the form of the Exchange Notes;
(x) executed copies of the Guarantees
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April 20, 2001
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and (xi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Guarantors, and such other statements, documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, the Delaware Guarantors and the Texas Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. We have also assumed that each of the Guarantors, other than the Delaware Guarantors and the Texas Guarantors, have been duly organized and are validly existing under the laws of their respective jurisdictions of organization and that they have complied with all aspects of the laws of such jurisdictions in connection with the Indenture, the Guarantees and the Exchange Offer. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of each of the Company, the Guarantors and others.

     Our opinions set forth herein are limited to the Limited Liability Company Act of the State of Delaware, the Revised Limited Partnership Act of the State of Texas and those laws of the State of New York and of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
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Huntsman International LLC
April 20, 2001
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     To the extent that the opinions set forth below relate to matters of the laws of the United Kingdom with respect to the power of Group to enter into and perform its obligations under any agreement or document or the authorization, execution or delivery of any agreement or document by Group, we do not express any opinion on such matters, but an opinion of Skadden, Arps, Slate, Meagher & Flom LLP London, England is being delivered to you, and our opinions expressed herein are subject to all assumptions, limitations, qualifications, reservations and exceptions set forth therein.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. When (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that
(A) the enforcement thereof may be subject to or limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
(2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) the waiver included in
Section 4.10 of the Indenture may be unenforceable.

     2. (a) The Guarantee by each Delaware Guarantor has been duly authorized by each such the Delaware Guarantor and (b) the Guarantee by each Texas Guarantor has been duly authorized on behalf of each such Texas Guarantor by its respective general partner, and when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and have been issued and delivered upon consummation of the Exchange Offer, and the Guarantees have been executed by each of the Delaware Guarantors, the Texas Guarantors and Group and attached thereto in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer, each such Guarantee will constitute the valid and binding obligation of each of the Delaware Guarantors, the Texas
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April 20, 2001
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Guarantors and Group in accordance with its terms and entitled to the benefits of the Indenture, except that (A) the enforcement thereof may be subject to or limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) the waiver included in Section 4.10 of the Indenture may be unenforceable.

     In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company, the Delaware Guarantors, the Texas Guarantors and Group of the Indenture, the Exchange Notes and the Guarantees, as applicable, and the performance by the Company, the Delaware Guarantors, the Texas Guarantors and Group of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Delaware Guarantors, the Texas Guarantors or Group, or any of their respective properties is subject, except for those agreements and instruments governed by the laws of the United States or any state thereof that have been identified to us by the Company as being material to it and that have been filed as exhibits to the Registration Statement.

     We have also assumed that the choice of New York law to govern the Indenture and the Guarantees is a valid and effective provision under the laws of other applicable jurisdictions.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                               Very truly yours,


                 /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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Huntsman International LLC
April 20, 2001
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                                  SCHEDULE I

Eurofuels LLC
Eurostar Industries LLC
Huntsman EA Holdings LLC
Huntsman International Financial LLC
Huntsman Propylene Oxide Holdings LLC
Huntsman Texas Holdings LLC
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Huntsman International LLC
April 20, 2001
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                                  SCHEDULE II

Huntsman Ethyleneamines Ltd.
Huntsman International Fuels, L.P.
Huntsman Propylene Oxide Ltd.